UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RBC BEARINGS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RBC Bearings Incorporated
 One Tribology Center
 Oxford, Connecticut 06478

July 27, 2009

To our Stockholders:

You are cordially invited to attend the RBC Bearings Incorporated annual meeting of stockholders at 9:00 a.m., local time, on September 9, 2009 at The Crowne Plaza, 1284 Strongtown Road, Southbury, CT 06488. The attached Notice of Annual Meeting and Proxy Statement describes all known items to be acted upon by stockholders at the meeting.

It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares using the enclosed proxy form for registered stockholders or the proxy voting instruction form for stockholders who hold shares through a broker or other nominee. If you vote by internet or telephone, it is not necessary for you to return your proxy form or voting instruction form in the mail. Please vote your shares as soon as possible.

If you are a registered stockholder and plan to attend the annual meeting, you will be required to present the detachable bottom portion of the enclosed proxy form to gain admission. If you hold shares through a broker or other nominee, you will be required to present a current statement from that institution showing an RBC Bearings Incorporated stockholding. Please note that the document evidencing your shareholdings, to be used to gain entry to the meeting, is non-transferable.

Please vote your shares promptly and join us at the meeting.

Sincerely,

Michael J. Hartnett
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2009 annual meeting of stockholders of RBC Bearings Incorporated will be held at The Crowne Plaza, 1284 Strongtown Road, Southbury, CT  06488, on Wednesday, September 9, 2009, beginning at 9:00 a.m. local time. At the meeting, the holders of the Company’s outstanding common stock will consider and vote on the following matters:

(1)	the election of one director to serve a term of three years;

(2)	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2010; and

(3)	any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on July 17, 2009 are entitled to notice of and to vote at the annual meeting and at any postponements or adjournments thereof. The directions to the meeting can be found in Appendix A of the attached proxy statement.

YOUR VOTE IS IMPORTANT:

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card.   If your shares are held in the name of a bank, broker or other recordholder, you may be able to vote by telephone or internet.  Their procedures should be described in the voting form they send you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.  Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Michael J. Hartnett
Chairman and Chief Executive Officer

July 27, 2009

ONE TRIBOLOGY CENTER
 OXFORD, CONNECTICUT 06478

ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 9, 2009

PROXY STATEMENT

The Board of Directors (the “Board”) of RBC Bearings Incorporated (the “Company”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on Wednesday, September 9, 2009, beginning at 9:00 a.m., local time, at The Crowne Plaza, 1284 Strongtown Road, Southbury, CT 06488, and at any postponements or adjournments thereof. This proxy statement, a proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009 are being mailed, or made available via the internet as described below,  to stockholders on or about July 27, 2009.  The fiscal year ended March 28, 2009 is referred to as “fiscal 2009” in this proxy statement.

This year, the Company is furnishing proxy materials to shareowners via the internet. If you received a Notice of Internet Availability of Proxy Materials (“Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the internet.  If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice.  We plan to mail the Notice to shareowners on or about July 27, 2009.  We will also continue to mail a printed copy of this proxy statement and form of proxy to certain shareowners and we expect that mailing to also begin on or about July 27, 2009.

ABOUT THE ANNUAL MEETING
Why did I receive these materials?

We are soliciting proxies for the 2009 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on July 17, 2009 (the “Record Date”), and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and committees thereof, the compensation of directors and executive officers and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

How may I obtain RBC Bearings’ 10-K and other financial information?

A copy of our 2009 Annual Report, which includes our 2009 Form 10-K, is enclosed and incorporated by reference herein.

Stockholders may request another free copy of our 2009 Annual Report, which includes our 2009 Form 10-K, from:

Corporate Secretary
 RBC Bearings Incorporated
 One Tribology Center
  Oxford, CT 06478

We will also furnish any exhibit to the 2009 Form 10-K if specifically requested. Stockholders may also find other filings with the SEC and corporate governance and other information on the investor relations page of our website at
http://www.rbcbearings.com/aboutrbc/investors.htm.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders. In addition, management will be available to report on our fiscal 2009 performance and respond to appropriate questions from stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of RBC Bearings Incorporated common stock you owned as of the Record Date on each matter considered at the meeting. As of July 17, 2009, there were 21,700,648 shares of the Company’s common stock outstanding and eligible to vote. There is no cumulative voting.

Who can attend the meeting?

Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will also need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or internet, indicating your plans when prompted.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. As of July 17, 2009, 21,700,648 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 10,850,325 votes will be required to establish a quorum.

Proxies received by the Company but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote you shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. The Board and management do not now intend to present any matters at the annual meeting other than those outlined in the Notice of the Annual Meeting of Stockholders.  Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in the manner they consider appropriate.

Can I change my vote after I return my proxy card?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Who counts the votes?

Votes will be counted and certified by the Inspectors of Election, who are employees of Broadridge Financial Solutions, Inc. (“Broadridge”).  If you are a stockholder of record, your signed proxy card is returned directly to Broadridge for tabulation. If you hold your shares in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will return one proxy card to Broadridge on behalf of all of its clients.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote FOR each of the proposals.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Election of Directors.   Directors are elected by a plurality of the votes cast at the meeting. Each share of our common stock is entitled to one vote for each of the director nominees. A properly executed proxy marked “withhold authority”, with respect to the election of one or more directors, will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of Independent Registered Public Accounting Firm.   The ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent auditors for fiscal 2010 (Item 2) requires the affirmative vote of the majority of the votes cast.

A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

How are votes counted?

In the election of directors, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. You may not cumulate your votes for the election of directors.

For the ratification of Ernst & Young LLP to serve as the Company’s independent auditors for fiscal 2010, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”  If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, then your broker, bank or other nominee is considered the stockholder of record, and you are considered the beneficial owner of your shares. The Company has supplied copies of its proxy materials for its 2009 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares at the annual meeting. The broker, bank or other nominee that is the stockholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose. If you are a beneficial owner and your broker, bank or other nominee holds your shares in its name, the broker, bank or other nominee is permitted to vote your shares on the election of directors and the ratification of the appointment of Ernst & Young LLP as our independent auditor, even if the broker, bank or other nominee does not receive voting instructions from you.

If the broker, bank or other nominee does not receive voting instructions from you, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. If a quorum is present at the annual meeting, the persons receiving the greatest number of votes will be elected to serve as directors. As a result, broker non-votes will not affect the outcome of the voting on the election of directors (Item 1). The ratification of the appointment of the Company’s independent auditors (Item 2) requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in its quarterly report on Form 10-Q for the quarter ending September 26, 2009.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our Corporate Secretary must receive the written proposal at our principal executive offices no later than March 29, 2010. Such proposals also must comply with Rule 14a-8 of the SEC’s regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)  regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
 RBC Bearings Incorporated
 One Tribology Center
  Oxford, CT 06478

For a stockholder proposal that is not intended to be included in our proxy statement, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve the proposal and provide the information required by our by-laws and give timely notice to the Corporate Secretary in accordance with our by-laws, which, in general, require that the notice be received by the Corporate Secretary:

 Not less than 60 days prior to the next meeting, and

 Not more than 90 days prior to the next meeting.

In the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made.

How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above.

In addition, our by-laws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, a stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

How may I obtain a copy of RBC Bearings’ by-law provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy or if you need additional copies of this proxy statement or voting materials, you should contact:

Broadridge Financial Solutions, Inc.
Registered Client Services Department
C/O Robert DeRiso
51 Mercedes Way
Edgewood, NY 11717
P  631-254-1641
F  631-254-7760
robert.deriso@broadridge.com

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

ITEM 1—ELECTION OF DIRECTORS

The Board currently is composed of six directors serving staggered three-year terms and divided into three classes: Class I currently consists of William P. Killian who is retiring as a director as of September 9, 2009, Class II consists of Richard R. Crowell and Alan B. Levine and Class III consists of Michael J. Hartnett, Dr. Thomas J. O’Brien and Dr. Amir Faghri. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2009, 2010 and 2011, respectively. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified, or until the director’s resignation or removal.

The term of office of the Class I director expires this year.  Dr. Thomas J. O’Brien was appointed to the Board in February 2006.  To ensure that the Board be divided into three classes as nearly equal in size as is practicable, Dr. Thomas J. O’Brien, who is currently a Class III director,  is proposed for election as a director in Class I at the upcoming shareholder’s meeting on September 9, 2009.  Our Nominating and Corporate Governance Committee unanimously recommended that such nominee be submitted for re-election to the Board. If elected at the annual meeting, this nominee would serve until the 2012 annual meeting and until his successor is duly elected and qualified, or until the director’s resignation or removal.

For a stockholder to nominate an individual for director at the 2009 annual meeting, the stockholder must follow the procedures outlined below under the caption “Stockholder Proposals and Director Nominations for the 2009 Meeting.”  Stockholders may also nominate a director to be considered by the Board for recommendation to the stockholders in the Company’s proxy statement for the 2010 annual meeting by following the procedures outlined below under the caption “Director Nominations to be Considered by the Board.”

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

If any nominee named herein for election as a director should for any reason become unavailable to serve prior to the annual meeting, the Board will, prior to the annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the place vacant to be filled at a later time.

Information regarding the nominee, as of July 17, 2009, is set forth below, including his age, the period he has served on the Board and the nominee’s business experience. The information presented below for the director nominee and the directors continuing in office has been furnished to the Company by such persons.

Nominee for Election for a Three-year Term Expiring at Our 2012 Annual Meeting

Dr. Thomas J. O’Brien   has been a director and Audit Committee member since February 2006. Dr. O’Brien has served as the Head of the Finance Department at the University of Connecticut since 1999 and as a professor at the University since 1986. Prior to this, Dr. O’Brien held positions at the University of North Carolina—Chapel Hill, Duke University, University of North Carolina—Charlotte and Florida State University. In addition to Dr. O’Brien’s distinguished career as a professor, he has also written several books and has co-authored numerous papers and articles covering topics in finance. Dr. O’Brien earned a Bachelor of Arts degree in Economics from Davidson College. He received his MBA from the University of Pennsylvania and holds a Ph.D in Finance from the University of Florida.

Vote Required

Directors are elected by a plurality of the votes cast at the meeting. Accordingly, Dr. O’Brien will be elected if he receives more votes than any other nominee for a place on the Board.

The Board recommends a vote FOR the election to the Board Of Directors of the nominee listed above.

ITEM 2—THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 3, 2010, and has further directed that the Board submit the selection of Ernst & Young LLP for ratification by the stockholders at the annual meeting. During fiscal year 2009, Ernst & Young LLP served as the Company’s independent registered public accounting firm and also provided certain tax services. See “Principal Accountant Fees and Services” below. This proposal is put before the stockholders because  the Audit Committee and the Board believe that it is good corporate practice to seek stockholder ratification of the Audit Committee’s appointment of the independent auditors. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will consider the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010 requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.

The Board recommends a vote FOR the ratification of the appointment of ERNST & YOUNG LLP as the Company’s independent auditors for fiscal 2010.

ITEM 3—OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the 2009 annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the manner the proxy holder considers appropriate.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Number of Meetings of the Board of Directors

The Board held 4 meetings during fiscal 2009. The standing committees of the Board held an aggregate of  7 meetings during fiscal 2009. Each director attended at least 93% of the aggregate number of meetings of the Board and the Board committees on which he served as a director during fiscal 2009.

Attendance at Annual Meetings of the Stockholders

All directors are encouraged to attend the annual meeting of the stockholders. All directors attended the 2008 annual meeting of shareholders either in person or by teleconference.

Director Independence

Certain rules of the Nasdaq Global Select Market (“Nasdaq”) require that the Board be comprised of a majority of “independent directors,” that each of the Audit Committee the Compensation Committee and the Nominating and Corporate Governance Committee be comprised solely of “independent directors” as defined under Nasdaq rules.

Based upon the information submitted by each of the directors, and following the recommendation of the Nominating and Corporate Governance Committee, the Board has made a determination that all of our current directors, with the exception of Mr. Hartnett satisfy the “independence” requirements of Nasdaq and the Company’s Corporate Governance Guidelines. The standards for determining independence are those set forth in the Nasdaq listing standards and the Company’s Corporate Governance Guidelines.  The Company’s Corporate Governance Guidelines can be found on our website at www.rbcbearings.com.

Executive Sessions

The Company’s Corporate Governance Guidelines require the non-management directors to meet in executive sessions on a periodic basis without management. The presiding director, for purposes of leading these meetings, will be the Chairman of the Audit Committee. The non-employee members of the Board and the Audit Committee, respectively, met in executive session during every meeting held in fiscal 2009.

Communications between Stockholders and the Board

Stockholders may send communications to the Company’s directors as a group or individually, by writing to those individuals or the group at the following address: RBC Bearings Incorporated, c/o the Corporate Secretary, One Tribology Center, Oxford, CT 06478. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

The Board has adopted a policy for submitting concerns regarding the Company’s accounting or auditing matters. Reports may be sent to the Audit Committee through one of the following means: (1) calling the Company’s Ethics Hotline at 1-866-247-5449, which is available 24 hours per day, 365 days per year, and leaving a recorded message and (2) in writing marked Private & Confidential to the Audit Committee, RBC Bearings Incorporated, c/o the General Counsel, One Tribology Center, Oxford, CT 06478. In each case, reports will be received by the Company’s General Counsel who will forward the message to the Audit Committee. The confidentiality of all reports will be maintained to the extent consistent with law.

Committees of the Board of Directors

Our Board currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are described below. Committee members hold office for a term of one year. The charters for each of the committees is available on the Company’s website at www.rbcbearings.com.

Audit Committee.   The Audit Committee is responsible for (1) selecting the independent auditors, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent accountant’s qualifications and independence, the performance of the independent accountants and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent auditor, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent auditors, (11) handling such other matters that are specifically delegated to the Audit Committee by the Board from time to time and (12) reporting regularly to the full Board.

Our Audit Committee currently consists of Mr. Levine, Dr. Faghri and Dr. O’Brien, each of whom satisfies the current financial literacy requirements and independence requirements for audit committee members of the Nasdaq Global Select Market and the SEC. Our Board has determined that Mr. Levine qualifies as an “audit committee financial expert,” as such term is defined in the regulations under the Exchange Act. The Audit Committee held 4 meetings in fiscal 2009.

Compensation Committee.   The Compensation Committee is responsible for (1) reviewing key employee compensation goals, policies, plans and programs, (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers, (3) reviewing and approving employment contracts and other similar arrangements between the Company and our executive officers, (4) reviewing and consulting with the Board on the selection of the chief executive officer and evaluation of such officer’s executive performance and other related matters, (5) administration of stock plans and other incentive compensation plans, (6) approving overall compensation policies for the Company and (7) handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time. Our Compensation Committee currently consists of Messrs. Crowell, Levine and Killian, each of whom satisfies the independence requirements of the Nasdaq Global Select Market. The Compensation Committee held 2 meetings in fiscal 2009.

Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee is responsible for: (1) evaluating the composition, size and governance of our Board and its committees and making recommendations regarding future planning and the appointment of directors to committees, (2) establishing a policy for considering stockholder nominees for election to our Board, (3) evaluating and recommending candidates for election to our Board, (4) overseeing our Board’s performance and self-evaluation process and developing continuing education programs for our directors, (5) reviewing our corporate governance principles and policies and providing recommendations to the Board regarding possible changes, and (6) reviewing and monitoring compliance with our Code of Conduct and Ethics and our Insider Trading policy. Our Nominating and Corporate Governance Committee consists of Dr. O’Brien, Dr. Faghri and Mr. Killian, each of whom satisfies the independence requirements of the Nasdaq Global Select Market. The Nominating and Corporate Governance Committee held 1 meeting during fiscal 2009.

The Board seeks to have a diverse group of members who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. Desired qualities include: high-level leadership experience in business or administrative activities, and significant accomplishment; breadth of knowledge about issues affecting the Company; proven ability and willingness to contribute special competencies to Board activities; personal integrity; loyalty to the Company and concern for its success and welfare; willingness to apply sound and independent business judgment; awareness of a director’s vital role in assuring the Company’s good corporate citizenship and corporate image; no present conflicts of interest; availability for meetings and consultation on Company matters; enthusiasm about the prospect of serving; willingness to assume broad fiduciary responsibility; and willingness to become a Company stockholder.

The Company has paid a fee to a third party to identify or assist in identifying or evaluating potential nominees. In evaluating candidates, the committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of the Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Other Matters—Stockholder Proposals and Director Nominations.”

Corporate Governance Guidelines

The Board adopted a set of Corporate Governance Guidelines, which, among other things, sets forth the Company’s expectations and policies with respect to the roles and responsibilities of the Board, director affiliations and conflicts, director compensation, standards of director conduct, and the qualifications and other criteria for director nominees. The Nominating and Corporate Governance Committee is responsible for periodically reviewing and reassessing the adequacy of these guidelines and recommending changes to the Board for approval.

Code of Business Conduct and Ethics

The Company’s employees, officers and directors are required to abide by the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”), which is intended to insure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers areas of professional conduct, such as conflicts of interest, fair dealing,  the protection of confidential information and compliance with laws, regulations and rules. Any waiver of the policies or procedures set forth in the Code of Ethics in the case of officers or directors may be granted only by the Board and must be promptly disclosed as required by law or the rules and regulations of the Nasdaq Global Select Market.

DIRECTOR COMPENSATION

Independent members of our Board are paid $50,000 per year, payable quarterly, and are entitled to annual stock option and restricted stock grants for their services at the discretion of the Compensation Committee and upon approval of the Board of Directors. During fiscal 2009 each director was granted stock options and shares of restricted stock as indicated in the table below. In addition, the Chairs of the Compensation and Audit Committees are entitled to an additional payment of $5,000 per year. In addition, our compensation policy provides for reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings or of any committee thereof. The Compensation Committee reviews non-employee director compensation annually and recommends changes to the Board for approval.

DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)(1)	($)(2)	($)	($)	($)	($)

Richard Crowell	55,000	12,433	15,134	-	-	-	82,567

Dr. Amir Faghri	50,000	12,433	15,134	-	-	-	77,567

William Killian	50,000	12,433	15,134	-	-	-	77,567

Alan B. Levine	55,000	12,433	15,134	-	-	-	82,567

Dr. Thomas J. O’Brien	50,000	12,433	15,134	-	-	-	77,567

(1)
These amounts reflect the dollar amount recognized for financial reporting purposes for the fiscal year ended March 28, 2009 in accordance with Statement of Financial Accounting Standards, or SFAS, No. 123(R) for 500 restricted stock units (representing the right to receive 500 shares of common stock upon vesting) granted on July 13, 2006; for 1,000 restricted stock units (representing the right to receive 1,000 shares of common stock upon vesting) granted on February 12, 2008; and for 1,000 restricted stock units (representing the right to receive 1,000 shares of common stock upon vesting) granted on November 11, 2008.

(2)
These amounts reflect the dollar amount recognized for financial reporting purposes for the fiscal year ended March 28, 2009 in accordance with Statement of Financial Accounting Standards, or SFAS, No. 123(R) for 2,500 options granted on July 13, 2006, 2,500 options granted on February 12, 2008 and 2,500 options granted on November 11, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since March 30, 2008 we have not been a party to, nor have we currently proposed, any transaction or series of similar transactions in which the amount exceeds $120,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than compensation agreements and other agreements which are described in the “Executive Compensation” section of this proxy statement. The Company’s Directors and executive officers are subject to the Company’s Code of Conduct and Ethics Policy, which requires that an employee or Director avoid placing himself or herself in a position in which his or her personal interests could interfere in any way with the interests of the Company.

We have not made payments to directors other than the fees to which they are entitled as directors (described under the heading “Director Compensation”) and the reimbursement of expenses relating to their services as directors. We have made no loans to any director or officer nor have we purchased any shares of the Company from any director or officer.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s common stock, as of July 1, 2009, by each director and each of the executive officers identified in the Summary Compensation Table in the “Executive Compensation” section of this proxy statement and by all of its directors and executive officers as a group (11 persons). The table lists the number of shares and percentage of shares beneficially owned based on 21,706,256 shares of common stock outstanding as of July 1, 2009. The figures in the table assume the exercise of all stock options currently exercisable or exercisable within 60 days of July 1, 2009. Information in the table is derived from Securities and Exchange Commission (“SEC”) filings made by such persons under Section 16(a) of the Exchange Act and other information received by the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Michael J. Hartnett	930,391	4.3%
Daniel A. Bergeron	24,600	*
Thomas C. Crainer	32,100	*
Richard J. Edwards	36,800	*
Thomas J. Williams	27,000	*
Richard R. Crowell	34,794	*
Dr. Amir Faghri	8,534	*
William P. Killian	6,034	*
Alan B. Levine	6,034	*
Dr. Thomas J. O’Brien	8,034	*
All directors and executive officers as a group (11 persons)	1,118,821	5.2%

*                   Less than one percent

(1)
Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options and warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from July 1, 2009 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity.

The following table sets forth each shareholder which, as of July 1, 2009, is known by us to be the beneficial owner of more than 5% of our common stock. Information in the table is derived from SEC filings made by such persons pursuant to Section 13 of the Exchange Act and other information received by the Company. Except as indicated in the footnotes to this table, the entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Prudential Financial, Inc	1,659,400	(a)	7.6%
751 Broad Street
Newark, NJ 07102-3777

T. Rowe Price Associates, Inc. 100 East Pratt Street	1,518,017	(b)	6.9%
100 East Pratt Street
Baltimore, MD 21202-1009

Keeley Asset Management Corp	1,400,800	(c)	6.4%
401 South LaSalle Street
Chicago, IL 60605

Kayne Anderson Rudnick Investment	1,269,405	(d)	5.86%
Management LLC
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067

(a)
A filing of Form SC 13G with the SEC dated February 6, 2009, by Prudential Financial Inc. indicated that it has or shares voting or investment power over 1,659,400 shares (7.6%) of the Company’s outstanding common stock.

(b)
A filing of Form SC 13G , Amendment No. 2, with the SEC dated February 12, 2009, by T. Rowe Price Associates, Inc.  indicated that it has or shares voting or investment power over 1,518,017 shares (6.9%) of the Company’s outstanding common stock.

(c)
A filing of Form SC 13G with the SEC dated February 13, 2009, by Keeley Asset Management Corp.  indicated that it has or shares voting or investment power over 1,400,800  shares (6.4%) of the Company’s outstanding common stock.

(d)
A filing of Form SC 13G with the SEC dated February 11, 2009, by Kayne Anderson Rudnick Investment Management LLC indicated that it has or shares voting or investment power over 1,269,405  shares (5.86%) of the Company’s outstanding common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s executive officers, directors and greater than 10% owners file reports of ownership and changes of ownership of the Company’s common stock with the SEC and Nasdaq. Based on a review of ownership reports filed with the SEC during fiscal 2009, the Company believes that all Section 16(a) filing requirements were met during the year.

Executive Officers and Directors

The following table sets forth information concerning our directors and executive officers as of July 1, 2009. Each director is elected for a three-year term or until such person’s successor is duly elected and qualified.

Name	Age	Positions
Michael J. Hartnett	63	Chairman, President and Chief Executive Officer
Daniel A. Bergeron	49	Vice President, Chief Financial Officer and Assistant Secretary
Thomas C. Crainer	51	Vice President and General Manager
Richard J. Edwards	53	Vice President and General Manager
Thomas J. Williams	57	Corporate General Counsel & Secretary
Thomas Burigo	57	Corporate Controller
Richard R. Crowell	54	Director
Dr. Amir Faghri	58	Director
William P. Killian	74	Director
Alan B. Levine	65	Director
Dr. Thomas J. O’Brien	61	Director

Michael J. Hartnett   has been the President and Chief Executive Officer since April 1992 and Chairman of the Board since June 1993. Prior to that, Mr. Hartnett served as President and General Manager of our Industrial Tectonics Bearings Corporation, or ITB, subsidiary from 1990, following eighteen years at The Torrington Company, one of the three largest bearings manufacturers in the U.S. While at Torrington Company, Mr. Hartnett held the position of Vice President and General Manager of the Aerospace Business Unit and was, prior to that, Vice President of the Research and Development Division. Mr. Hartnett holds an undergraduate degree from University of New Haven, a Masters degree from Worcester Polytechnic Institute and a Ph.D. in Applied Mechanics from the University of Connecticut. Mr. Hartnett has also developed numerous patents, authored more than two dozen technical papers and is well known for his contributions to the field of tribology, the study of friction. Mr. Hartnett currently serves as a director of Aftermarket Technology Corp., a publicly-held company in the business of re-manufacturing aftermarket components for automobiles, and as a director of Process Fab Inc., a private company in the business of precision manufacturing and related services.

Richard R. Crowell   has been a director since June 2002 and chairman of the Compensation Committee since August 2005. Mr. Crowell is currently a Partner with Vance Street Capital LLC, a private equity investment firm, a position he has held since 2007.  Previously he was a Partner of Aurora Capital Group, a private equity investment firm, since 1991. Prior to establishing Aurora in 1991, Mr. Crowell was a Managing Partner of Acadia Partners, a New York-based investment fund. From 1983 to 1987, he was a Managing Director, Corporate Finance for Drexel Burnham Lambert. He serves on the Board of Visitors for the UCLA Anderson School of Management. Mr. Crowell is a director of Process Fab Inc., a private company in the business of precision manufacturing and related services. Mr. Crowell earned an M.B.A. from UCLA’s Anderson School and a B.A. from the University of California, Santa Cruz.

Dr. Amir Faghri   has been a director since July 2004. Dr. Faghri is currently the United Technologies Endowed Chair Professor in Thermal-Fluids Engineering and was formerly the Dean of the School of Engineering at the University of Connecticut from 1998-2006, and the Head of the Mechanical Engineering Department from 1994-1998. While holding such academic and industrial positions as distinguished and chair professor, department head, and Dean, Dr. Faghri authored seven books and edited volumes, more than 260 archival technical publications (including 160 journal papers), and six  U.S. patents.  He has served as a consultant to several major research centers and corporations, including Los Alamos and Oak Ridge national laboratories, Exxon Mobil, and Intel Corporation.  Dr. Faghri's technical productivity is further complemented by his service on the editorial boards of eight scientific journals.  Dr. Faghri has received many honors and awards, including the prestigious 1998 American Institute of Aeronautics & Astronautics (AIAA) Thermophysics Award, the 1998 American Society of Mechanical Engineering (ASME) Heat Transfer Memorial Award and the 2005 ASME James Harry Potter Gold Medal. Dr. Faghri received his M.S. and Ph.D. degrees from the University of California at Berkeley (1974, 1976) and a B.S. with highest honors from Oregon State University (1973).

William P. Killian   has been a director since October 2001. Mr. Killian has reported directly to and advised CEOs of Fortune 500, NYSE corporations on strategy, corporate growth, acquisitions and divestitures for 25 years. From 1986 until his retirement in 2000, Mr. Killian was Corporate Vice President, Development and Strategy for Johnson Controls, Inc. a $20 billion global market leader in automotive systems and facility management and controls. Currently, he serves as a member of the Board of Directors of Cleaver-Brooks, Inc. and Premix, Inc. Mr. Killian holds a Bachelor of Chemical Engineering from Georgia Tech and a Master of Engineering Administration from the University of Utah. Mr. Killian is retiring as a director as of September 9, 2009.

Alan B. Levine   has been a director and chairman of our Audit Committee since October 2005. Mr. Levine served as Chief Financial Officer and Director of Virtual Access Networks, Inc. (2001 to 2002) and Chief Financial Officer and Treasurer of Marathon Technologies Corporation (1998 to 2001). He was also a member of the Board of Directors and Audit Committee Chair of MCK Communications before the company’s merger in November 2003. Prior to this, Mr. Levine was with Ernst & Young LLP from 1974 to 1998, and was Partner from 1986 to 1998, where he established and directed an Entrepreneurial Services practice. He is also currently Vice President and Chief Financial Officer of the Graduate Management Admission Council.  He is a former Director and Audit Committee Chair of Nextera Enterprises. Mr. Levine earned a Bachelor of Arts degree from the University of Vermont. He also holds a Master of Accounting degree from the University of Arizona and was a certified public accountant.

Dr. Thomas J. O’Brien   has been a director and Audit Committee member since February 2006. Dr. O’Brien has served as the Head of the Finance Department at the University of Connecticut since 1999 and as a professor at the University since 1986. Prior to this, Dr. O’Brien held positions at the University of North Carolina—Chapel Hill, Duke University, University of North Carolina—Charlotte and Florida State University. In addition to Dr. O’Brien’s distinguished career as a professor, he has also written several books and has co-authored numerous papers and articles covering topics in finance. Dr. O’Brien earned a Bachelor of Arts degree in Economics from Davidson College. He received his MBA from the University of Pennsylvania and holds a Ph.D in Finance from the University of Florida.

Set forth below is information concerning our executive officers who are not directors.

Daniel A. Bergeron   joined us in May 2003 as Vice President, Finance. On August 5, 2003, he was appointed Vice President and Chief Financial Officer and Secretary. From November 2002 through May 2003, he served as Vice President and Chief Financial Officer of Allied Healthcare International, Inc., a publicly-held provider of healthcare staffing services. Mr. Bergeron served as Vice President and Chief Financial Officer at Paragon Networks International, Inc., a telecommunications company, from June 2000 to October 2002. From April 1998 to February 2000, he served as Vice President and Chief Financial Officer of Tridex Corporation, a publicly-held software company. From July 1987 to March 1998, Mr. Bergeron held various financial reporting positions with Dorr-Oliver Inc., an international engineering and manufacturing company, including Vice President and Chief Financial Officer from 1994 to March 1998. Mr. Bergeron holds a B.S. in Finance from Northeastern University and a M.B.A. from the University of New Haven.

Thomas C. Crainer   joined us in 1986 as Plant Manager at the ITB division in California and was promoted to General Manager in 1995 and Vice President and General Manager in 2008. In 2000, Mr. Crainer became General Manager for RBC Schaublin. In 2003, he returned to the U.S. to assume additional responsibilities for our Heim Bearings, Engineered Component and Aircraft Products facilities. He had previously been employed for six years at TRW Bearing in Falconer, NY as Manufacturing Supervisor, Production Control Manager and Manufacturing Manager. He received an undergraduate degree in Business Administration from St. Bonaventure University and in 1991 he received an M.B.A. from the University of Phoenix.

Richard J. Edwards joined us as Manufacturing Manager for the Hartsville, South Carolina facility in 1990. After holding the positions of Plant Manager for the Hartsville Plant, and Director of Operations for the RBC Divisions, he was named Vice President and General Manager for the RBC Divisions in 1996. Prior to joining us, Mr. Edwards spent six years with the Torrington Company as Materials Manager, and later Plant Superintendent in the Tyger River plant. He holds a Bachelor of Science degree in Management from Arizona State University.

Thomas J. Williams joined us as Corporate General Counsel and Secretary in May 2006. From April 2001 through May 2006, he served as Assistant General Counsel of Ingersoll-Rand Company, a publicly-held manufacturing company. Mr. Williams was a member of the law firm of Pepe & Hazard LLP and was with the firm from February 1999 to April 2001. From February 1998 to February 1999, Mr. Williams was engaged in the private practice of law and financial planning. From August 1981 to February 1998, Mr. Williams served as Director of International Taxes and subsequently as Associate General Counsel and Assistant Secretary for The Stanley Works a publicly-held manufacturing company. From October 1973 to August 1981 Mr. Williams was employed by the Internal Revenue Service in Boston and New York as an Internal Revenue Agent and International Examiner. Mr. Williams holds a B.S.B.A. in Accounting from Stonehill College and a J.D. from Suffolk University and was a licensed certified public accountant.

Thomas M. Burigo  joined us as Manager of Accounting in 2003. He was promoted to Director of Accounting in 2005 and to Corporate Controller in 2006. From 1999 through 2002, he was employed by BrandDirect Marketing, Inc. as Director of Financial Reporting. Mr. Burigo had previously been employed for 10 years by Caldor Corporation, a publicly-held discount retail chain, holding various accounting and financial reporting positions. He holds a Bachelor of Arts degree in Mathematics from Boston College, an M.B.A in Accounting from Iona College and is a licensed certified public accountant.

There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee has responsibility for determining the compensation of the Company’s Chief Executive Officer (“CEO”) and for the review and approval of the CEO’s recommendations regarding the compensation of other executive officers. The Compensation Committee also has the sole authority to retain and terminate any executive compensation consultants engaged to provide advice to the Compensation Committee in discharging its responsibilities and to retain other professional advisors, when necessary or appropriate. All goals and objectives and related compensation decisions regarding executive officers other than the CEO are determined in discussion with, and are based upon the recommendation of, the CEO, who is in the best position to initially assess performance. The Compensation Committee does not delegate any of this authority discussed above to any other person or persons.

The Compensation Committee evaluates the CEO’s performance, and makes all determinations regarding compensation of the CEO, including the review and approval of corporate goals and objectives related to the CEO’s compensation and evaluating the performance of the CEO in light of agreed upon goals and objectives and in accordance with the CEO’s July 1, 2005 Employment Agreement.

The Compensation Committee, in consultation with the Board of Directors, the CEO and senior management, also has the authority to develop and approve the Company’s executive compensation philosophy, including the balance between or mix of base salaries, cash and equity-based incentive compensation and other compensation components for the CEO and other executive officers. The Compensation Committee also makes recommendations to the full Board with respect to the compensation of directors for service on the Board.

Compensation Objectives and Philosophy

The Company’s compensation program is designed to reward executives based on favorable performance and results.  Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on corporate, business unit and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for RBC Bearings’ stockholders.

The Company seeks to attract executive talent by offering competitive base salaries and annual and long-term performance incentive opportunities.  The Company provides incentives that promote both the short and long-term financial and strategic objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term incentive grants (primarily stock options and restricted stock) encourage executives to focus on and align themselves with the Company’s long-term goals as well. These incentives are based on financial objectives of importance to the Company, including revenue and earnings growth and creation of stockholder value. The Company’s compensation program also accounts for individual performance, which enables the Company to differentiate among executives and emphasize the link between personal performance and compensation.

The Compensation Committee compares the Company’s senior management compensation levels with those of a peer group of companies in industries related to the Company and similar-size companies in the bearings industry.

The companies in such peer group of companies are:

Bucyrus International Inc.
Circor International Inc
Ducommun Inc.
Flow International Corp.
Foster (LB) Co.
Franklin Electric Co. Inc.
GSI Group Inc.
Hardinge Inc.
Heico Corp.
Intermagnetics General Corp.
Kaydon Corp.
MKS Instruments Inc.
Newport Corp.
NN Inc.
Rofin Sinar Technologies Inc.
Twin Disc Inc.

In addition, the Compensation Committee and senior management periodically review the effectiveness and competitiveness of the Company’s executive compensation structure with the assistance of independent consultants. Such consultants generally report directly to the Compensation Committee; however, senior management has engaged, and may in the future engage, compensation consultants, subject to Compensation Committee approval and oversight.

The key elements of executive compensation are base salary, annual performance incentive awards and long-term incentive awards. The Compensation Committee targets the base salary element to deliver compensation to each executive and all executives as a group within the mid-level range of compensation for persons having similar responsibilities at companies in the comparison group.  The Compensation Committee targets the annual performance incentive awards and long-term incentive awards elements to deliver compensation to each executive and all executives as a group that exceeds industry average ranges of compensation for persons having similar responsibilities at companies in the comparison group based on an assessment of performance by the CEO.  Based on the last competitive compensation assessment conducted by compensation consultants for the Company, such incentive awards were targeted at the 60th percentile of industry average ranges in the aggregate as a group.

Compensation Program Components

The Compensation Committee regularly reviews and updates the Company’s compensation program for the CEO and other executive offices to ensure that compensation levels and benefits are competitive and reasonable using the guidelines described above. The particular elements of the compensation program for the CEO and other executive officers are set forth in more detail below.

Base Salaries

The base salary of the CEO is determined in accordance with the CEO’s July 1, 2005 Employment Agreement. The Compensation Committee annually reviews and approves the CEO’s recommendations with respect to base salaries of other executive officers. In the case of the other executive officers , the CEO and Compensation Committee take into account the results achieved by the individual executive officer, his or her future potential, scope of responsibilities and experience and competitive salary practices.  Base salary levels for the other executive officers are primarily determined by the CEO and approved by the Compensation Committee at levels the CEO and Compensation Committee deem appropriate to attract and retain the level of competence necessary for the position. Annually, thereafter, base salaries for the other executive officers are  determined by an assessment of the individual executive officer’s sustained performance, the impact of such performance on the results of the Company, and such salary’s competitive relationship to industry and market level considerations within the ranges the Compensation Committee considers reasonable and necessary for that executive officer position.

Annual Incentive Compensation Plan

Under the Company’s annual incentive compensation plan, the Company pays performance-based annual incentive awards, the details of which are disclosed in the SUMMARY COMPENSATION table below, focused on matching rewards with results.

In the case of the CEO, and in accordance with the CEO’s July 1, 2005 Employment Agreement, the CEO is entitled to an annual performance bonus equal to (x) a percentage of the CEO’s base salary determined at the discretion of the Board of Directors if the percentage of the Company’s actual EBITDA to plan is less than ninety percent and (y) an amount ranging up to two hundred percent of the CEO’s base salary if the percentage of the Company’s actual EBITDA to plan is one hundred ten percent or higher.

The Vice President and Chief Financial Officer, is eligible for an annual performance bonus targeted to equal fifty percent of his base salary. The bonus is  determined at the discretion of the CEO if the percentage of the Company’s actual EBITDA to plan is less than ninety percent and can reach up to one hundred twenty five percent of the targeted annual performance bonus if the percentage of the Company’s actual EBITDA to plan is one hundred five percent or higher.

In the case of executive officers in charge of operating segments, for the Company’s 2007 fiscal year each is eligible for a cash incentive bonus targeted to equal fifty percent of base salary. The amount of the bonus is based on performance to plan goal which is comprised of sales plus depreciation less total factory cost. If one hundred percent of the established plan goal is achieved then the bonus is equal to fifty percent of base salary. For each one percent of achievement above or below the plan goal there is a corresponding five percent reduction or increase to the bonus earned. A discretionary adjustment can also be made by the CEO based on a subjective assessment of the individual performance.

In the case of executive officers in charge of operating segments, for the Company’s 2008 fiscal year and beyond, each is eligible for a cash incentive bonus targeted to equal sixty percent of base salary. The targeted percentage is made up of three elements: (1) thirty percent of base salary upon achieving one hundred percent of the established annual revenue and profit plan, with a minimum threshold of more than eighty percent of plan, with an opportunity to earn up to sixty percent of base salary if the achievement is equal to one hundred and twenty percent of plan; (2) up to fifteen percent of base salary based on year to year revenue growth achievement in excess that percentage equal to two times U.S. Gross Domestic Product; and (3) up to fifteen percent of base salary, at the discretion of the CEO, upon achievement of acceptable customer service levels, development of human resources and the Company’s overall performance.

Other executive officers are entitled to an annual performance bonus targeted to equal a percent of their base salary determined at the discretion of the CEO based on the Company’s overall performance and the individual’s performance.

Long-Term Equity Incentive Program

The Company’s 2005 Long-Term Incentive Plan provides for grants of stock options, restricted stock and other types of equity awards for executive officers and other key managers. The objectives of the 2005 Long-Term Incentive Plan are to align management and shareholder long-term interests by creating a strong and direct long-term relationship between executive compensation and shareholder returns. The Compensation Committee strongly believes that by providing those individuals who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company common stock, the best interests of shareholders, executive officers and key managers are more closely aligned. If equity incentives are to be awarded to executive officers, the grant is based upon the perceived incentive that grant will provide and the benefits that the grant may have on long-term shareholder value. The determination of the number of shares granted is based upon the level and contribution of the employee. Our directors, executive officers and certain other employees are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

The Compensation Committee generally provides that  equity incentives vest over a period of three to five years which increases the long-term aspect of these awards. As a result of the extended vesting schedule, the dollar value of these stock-based incentives can appreciate to substantial amounts since there is a longer time period for the Company stock price to appreciate. Further, the Compensation Committee believes that the extended vesting of equity incentives also promotes retention and spreads compensation expense over a longer term. This expense is amortized over the vesting period of the equity incentive subject to the provisions of FAS 123(R). Because the Company’s tax deduction is based on the fair market value at the time restrictions lapse, the after-tax cost of this program can be very favorable to the Company based on future appreciation of Company common stock.

Stock Options

Executives (including the executive officers) receive nonqualified stock options that:

•	have an exercise price equal to the fair market value of common stock on the date of grant;

•	typically vest over a three to five-year period in equal amounts each year; and

•	expire seven years after the date of grant.

Under accounting rules, the value of the stock options at the time of grant is expensed over the vesting period in the year the options are earned. When executives exercise stock options, they are taxed at ordinary income tax rates (subject to withholding) and the Company receives a corresponding tax deduction.

Restricted Shares

Executives (including certain executive officers) receive restricted shares that typically vest over a five year period in equal amounts each year.

Under accounting rules, the grant date fair value is expensed over the service/vesting period based on the shares that are earned. The executives are taxed at ordinary income tax rates (subject to withholding) when the shares vest, and the Company receives a corresponding tax deduction.

As of the end of the Company’s 2009 fiscal year, there remained 501,550 shares available for issuance under the 2005 Long-Term Incentive Plan.

For further information regarding Base Salary, Annual Incentive and the Long-Term Equity Incentive Program for the CEO and certain other executive officers, see ”Summary Compensation” below.

Retirement Plans

The Company does not maintain any pension programs for the benefit of the CEO or other executive officers. The Company has a defined contribution plan under Section 401(k) of the Internal Revenue Code for all of its employees not covered by a collective bargaining agreement. The CEO and other executive officers are entitled to participate in this 401(k) plan on the same terms and conditions as all other eligible employees subject to a 5% of eligible employee compensation participation limit for highly compensated employees. The plan is funded by eligible participants through employee contributions and by the Company through matching contributions equal to 30% of the first 6% of eligible employee compensation. These employee matching contributions were suspended by the Company on January 1, 2009 and will be evaluated in the future for reinstatement based on economic conditions.

Supplemental Executive Retirement Plan

To attract and retain highly qualified senior management executives, the Company has adopted a  Supplemental Executive Retirement Plan (“SERP”). The SERP is a nonqualified supplemental pension plan for executives selected by the CEO that provides pension benefits in excess of those provided by the Company’s 401(k) plan discussed above. Effective September 1, 1996, the Company adopted a non-qualified Supplemental Executive Retirement Plan (“SERP”) for a select group of highly compensated management employees designated by the CEO. The SERP allows eligible employees to elect to defer, until termination of their employment, the receipt of up to twenty five percent of their current compensation. The Company makes contributions equal to fifty percent of the deferral amount, up to seven percent of the employees’ annual compensation, which vest in full after three years of service following the effective date of the SERP. The SERP was amended in August 2008, allowing eligible employees to defer up to 75% of their current salary and up to 100% of bonus compensation. Also, the vesting period was reduced to one year of service.

The matching contributions were suspended by the Company on January 1, 2009 and will be evaluated in the future for reinstatement based on economic conditions.

Employment Agreements

On July 1, 2005, the Company entered into an employment agreement with Michael J. Hartnett, in connection with his appointment as President and CEO of the Company.  A copy of the agreement is filed as Exhibit 10.19 to Amendment No. 4 to the Form S-1 Registration Statement dated August 8, 2005.  No other executive officers have employment agreements and are employed “at will”.

Perquisite Programs

The Company’s executive officers are eligible to participate in the Company’s broad-based benefit programs, including health, disability and life insurance, and relocation programs. The perquisites provided to the CEO are set forth in Schedule A to the CEO’s July 1, 2005 Employment Agreement. Certain named executive officers may also receive certain Company- provided perquisites including, reimbursement of certain personal expenses, a leased vehicle or a vehicle allowance. These items are intended to provide those executives with a competitive perquisite program. For further information regarding specific perquisites provided to the named executive officers, see “Summary Compensation” below.

Change-in-Control Compensation Agreement

Change-in-control compensation agreements generally protect income for key executives who would likely be involved in decisions regarding and/or successful implementation of merger/acquisition activity and who are at risk for job loss if a takeover occurs. We believe it is in the best interests of the Company and its stockholders to have such an agreement with our CEO in order (i)  for the Board to be able to receive and rely upon the executive’s advice and counsel as to the best interests of the Company and its shareholders without concern that he might be distracted or influenced by the personal uncertainties and risks created by merger and/or acquisition proposals or threats, and (ii) to encourage him to remain with the Company and to continue to devote full attention to the Company’s business.

The employment agreement with Michael J. Hartnett provides that in the event of his termination of employment due to a Change-in-control of the Company, he will generally be entitled to payment of his base salary for the remainder of the term of the employment agreement which ends July 1, 2010, plus a pro rata portion of his annual bonus for the fiscal year of the Company during which the termination and the continuation of certain benefits set forth in his employment agreement until July 1, 2010.

Except for the change-in-control provision contained in the employment agreement with Michael J. Hartnett, the Company has not entered into change-in-control compensation agreements with any other executive officer. The restricted stock grants and stock options owned by Michael J. Hartnett and the other executive officers, however, contain change-in-control provisions. If  a Holder ceases to be an employee because he or she is terminated without cause (as defined in the 2005 Long-Term Incentive Plan) within 18 months after a change-in-control (as defined in the 2005 Long-Term Incentive Plan ), all then unvested restricted stock and stock options shall vest on the date the Holder ceases to be an employee. In addition, if there is a change-in-control of the Company or similar event, the Compensation Committee may, in its discretion, provide for the lapsing of restrictions on a participant’s restricted stock and the vesting of stock options on such terms and conditions as it deems appropriate.

Compensation Committee Policy Regarding Compliance with Section 162 (m) of the Internal Revenue Code of 1986 (the “Code”)

Section 162(m) of the Internal Revenue Code (the “Code”) precludes a public corporation from taking a deduction for compensation in excess of $1 million in any taxable year for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied.

The Compensation Committee considers the anticipated tax treatment to the Company and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Compensation Committee’s control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code.

The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its stockholders.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the 2009 fiscal year were Richard R. Crowell, Alan B. Levine and William P. Killian. No member of the Compensation Committee was at any time during fiscal year 2009 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee during fiscal year 2009.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the members of the Compensation Committee identified below recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors of RBC Bearings Incorporated

Richard R. Crowell (Chairman)
Alan B. Levine
William P. Killian

SUMMARY COMPENSATION

								Change in
								Pension Value
								and
								Nonqualified
						Non-Equity		Deferred
				Stock	Option	Incentive Plan		Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation		Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)		($)	($)		($)
(a)	(b)	(c)(1)	(d)(2)	(e)(3)	(f)(3)	(g)(4)		(h)	(i)		(j)

Michael J. Hartnett	2009	668,156	-	298,740	460,675	-	(10)	-	48,887	(5)	1,476,458
	2008	635,506	-	102,130	152,475	1,312,684		-	103,489	(5)	2,306,284
	2007	605,244	-	56,650	82,500	1,250,176		-	59,893	(5)	2,054,463

Daniel A. Bergeron	2009	260,000	-	49,445	123,415	-	(10)	-	20,930	(6)	453,790
	2008	245,500	-	25,852	61,775	135,000		-	18,324	(6)	486,451
	2007	229,000	-	16,995	39,960	145,000		-	13,200	(6)	444,155

Thomas C. Crainer	2009	255,000	-	49,445	123,189	-	(10)	-	19,423	(7)	447,057
	2008	221,750	-	25,852	46,139	140,000		-	25,957	(7)	459,698
	2007	210,000	-	16,995	26,640	174,900		-	20,144	(7)	448,679

Richard J. Edwards	2009	245,000	-	43,063	85,271	-	(10)	-	16,432	(8)	389,766
	2008	238,333	-	24,788	40,617	75,000		-	20,950	(8)	399,688
	2007	227,417	-	16,995	26,640	91,875		-	12,850	(8)	375,777

Thomas J. Williams	2009	206,625	-	3,819	103,818	-	(10)	-	2,402	(9)	316,664
	2008	197,917	-	-	72,998	90,000		-	12,231	(9)	373,146
	2007	167,833	-	-	51,563	69,667		-	633	(9)	289,696

(1)	Column (c) includes amounts deferred by the officer pursuant to a 401(k) Plan.
(2)	Bonuses for fiscal 2008 and fiscal 2007 were paid under the Company’s incentive compensation plan and are reflected in column (g).
(3)
The amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended March 28, 2009, March 29, 2008 and March 31, 2007, as applicable, in accordance with SFAS No. 123(R) of stock options and restricted stock units granted under the 2005 Long-Term Equity Incentive Plan and thus may include amounts from awards granted in and prior to such years. Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s audited consolidated financial statements for the fiscal year ended March 28, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 27, 2009.

(4)
The amounts in column (g) consist of annual cash bonuses earned in fiscal 2008 and fiscal 2007 and paid in the following fiscal year under the Company’s incentive compensation plan. See also note (10) below.

(5)
Consists of a leased vehicle of $2,278 in fiscal 2009, $3,580 in fiscal 2008 and $3,639 in fiscal 2007, employer match contributed to Mr. Hartnett’s SERP account of $43,756 in fiscal 2008 and $56,254 in fiscal 2007, healthcare expense reimbursed of $16,609 in fiscal 2009, Company-paid life insurance premiums of $29,100 in fiscal 2008, and reimbursement of personal expenses per Mr. Hartnett’s employment agreement of $30,000 in fiscal 2009 and $27,053 in fiscal 2008.

(6)
Consists of a vehicle allowance of $6,000 in fiscal 2009, fiscal 2008 and fiscal 2007, employer match contributed to Mr. Bergeron’s SERP account of $12,024 in fiscal 2009, $12,324 in fiscal 2008 and $7,200 in fiscal 2007, and employer match contributions to Mr. Bergeron’s 401(k) account of $2,906 in fiscal 2009.

(7)
Consists of employer match contributed to Mr. Crainer’s 401(k) account of $598 in fiscal 2009, $5,848 in fiscal 2008 and $2,280 in fiscal 2007, employer match contributed to Mr. Crainer’s SERP account of $11,870 in fiscal 2009, $13,122 in fiscal 2008 and $10,750 in fiscal 2007, Company-paid life insurance premiums of $783 in fiscal 2009, fiscal 2008 and fiscal 2007, a leased vehicle of $1,204 in fiscal 2009 and fiscal 2008, and $930 in fiscal 2007, healthcare expense reimbursements of $4,968 in fiscal 2009 and $5,000 in fiscal 2008, and relocation reimbursements of $5,401 in fiscal 2007.

(8)
Consists of employer match contributed to Mr. Edwards’s 401(k) account of $3,209 in fiscal 2009, $4,372 in fiscal 2008 and $2,409 in fiscal 2007, employer match contributed to Mr. Edwards’ SERP account of $6,188 in fiscal 2009, $5,128 in fiscal 2008 and $3,750 in fiscal 2007, Company-paid life insurance premiums of $1,805 in fiscal 2009, fiscal 2008 and fiscal 2007, and a leased vehicle of $5,230 in fiscal 2009, $9,645 in fiscal 2008 and $4,886 in fiscal 2007.

(9)
Consists of employer match contributed to Mr. Williams’ 401(k) account of $2,402 in fiscal 2009, $2,810 in fiscal 2008, and $633 in fiscal 2007 and employer match contributed to Mr. Williams’ SERP account of $9,421 in fiscal 2008.

(10)	Cash bonuses for fiscal 2009, if any, to be determined at next meeting of Compensation Committee scheduled for October 2009.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Stock Option Awards
	Grant	Threshold		Target		Maximum		Threshold	Target	Maximum
Name	Date	($)		($)		($)		(#)	(#)	(#)	(#)(8)	(#)	($/Sh)(8)	($)(9)

Michael J.	-		(1)	691,785	(2)	1,383,570	(3)	-	-	-	-	-	-	-
Hartnett	11/11/2008	-		-		-		-	-	-	25,000	-	-	509,250
	11/11/2008	-		-		-		-	-	-	-	100,000	20.37	767,000

Daniel A.	-		(4)	132,500	(5)	165,625	(6)	-	-	-	-	-	-	-
Bergeron	11/11/2008	-		-		-		-	-	-	3,000	-	-	61,110
	11/11/2008	-		-		-		-	-	-	-	20,000	20.37	153,400

Thomas C.	-	-		153,000	(7)	-		-	-	-	-	-	-	-
Crainer	11/11/2008	-		-		-		-	-	-	3,000	-	-	61,110
	11/11/2008	-		-		-		-	-	-	-	25,000	20.37	191,750

Richard J.	-	-		147,000	(7)	-		-	-	-	-	-	-	-
Edwards	11/11/2008	-		-		-		-	-	-	3,000	-	-	61,110
	11/11/2008	-		-		-		-	-	-	-	20,000	20.37	153,400

Thomas J.	-	-		82,650	(10)	-		-	-	-	-	-	-	-
Williams	11/11/2008	-		-		-		-	-	-	1,500	-	-	30,555
	11/11/2008	-		-		-		-	-	-	-	10,000	20.37	76,700

(1)
Under the Annual Incentive Compensation Plan, if the target is not met, the amount of the award is at the discretion of the Board of Directors. For fiscal 2007 and fiscal 2008 the Company EBITDA performance was equal to 111.23% and 103.52% respectively.

(2)	Equals 100% of base salary (90% to 99.9% of EBITDA to plan).
(3)	Equals 200% of base salary (110% or greater of EBITDA to plan). (The payout would equal 150% of base salary if the Company achieves 100% to 109.9% of EDITDA to plan).
(4)	If the target is not met, the amount of the award is at the discretion of the CEO.
(5)	Equals 50% of base salary (90% to 104.9% of EBITDA to plan).
(6)	Equals 125% of target (105% or higher of EBITDA to plan).
(7)
Target is 60% of base salary.  The targeted percentage is made up of three elements: (1) thirty percent of base salary upon achieving one hundred percent of the established annual revenue and profit plan, with a minimum threshold of more than eighty percent of plan and an opportunity to earn up to sixty percent of base salary if the achievement is equal to one hundred and twenty percent of plan; (2) up to fifteen percent of base salary based on year to year revenue growth achievement in excess of that percentage equal to two times U.S. Gross Domestic Product; and (3) up to fifteen percent of base salary, at the discretion of the CEO, upon achievement of acceptable customer service levels, development of human resources and the Company’s overall performance. For fiscal 2008 Mr. Crainer’s and Mr. Edwards’ bonus includes the maximum earned portion under element (3) based on a subjective evaluation of performance by the CEO.

(8)	Awarded under the 2005 Long-Term Equity Incentive Program. The Grant Date Fair Value for option awards is based on the grant date closing price of $20.37.
(9)
Awarded under the 2005 Long-Term Equity Incentive Program. The Grant Date Fair Value is based on assumptions described in Note 15 to the Company’s audited consolidated financial statements for the fiscal year ended March 28, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 27, 2009. The weighted average fair value per share of options granted in fiscal 2009 was $7.67.

(10)	Target is 40% of base salary. The actual amount is determined at the discretion of the CEO based on the Company’s overall performance and the individual’s performance.

The following descriptions of our equity plans and employment agreement with Mr. Hartnett is necessary to an understanding of the Summary Compensation Table and Grants of Plan Based Awards Table above.

Mr. Hartnett Employment Agreement

On July 1, 2005, we entered into a new employment agreement with Mr. Hartnett. Under the terms of the employment agreement, Mr. Hartnett is employed as our Chief Executive Officer. The term of Mr. Hartnett’s employment agreement is set to expire on July 1, 2010.

Mr. Hartnett’s current agreement provides for a base salary effective December 1, 2007 of $656,342.  Mr. Hartnett’s base salary is subject to an automatic annual increase effective December 1 of each year during the term in a percentage amount equal to the greater of (i) five percent (5%) or (ii) the percentage change in the consumer price index for the prior year. Mr. Hartnett is also entitled to an annual performance bonus with respect to each fiscal year during which he remains an employee in an amount determined as a percentage of Mr. Hartnett’s base salary, based on the amount by which our performance exceeds (or fails to meet) EBITDA targets in an operating plan.

The employment agreement also contains non-competition provisions prohibiting Mr. Hartnett from competing against us during the term of the employment agreement and for two years thereafter without our prior written consent. Mr. Hartnett is also entitled to certain additional benefits (beyond those generally available to our employees) including medical and hospitalization insurance and additional life insurance. We are also required to maintain an apartment in Los Angeles for use by Mr. Hartnett while on business.

1998 Stock Option Plan

Effective February 18, 1998, we adopted the RBC Bearings Incorporated (f/k/a Roller Bearing Holding Company, Inc.) 1998 Stock Option Plan. The terms of the 1998 option plan provide for the grant of options to purchase up to 8,413,900 shares of common stock to officers and employees of, and consultants (including members of the Board) to the Company and our subsidiaries. Options granted may be either incentive stock options (under Section 422 of the Internal Revenue Code) or non-qualified stock options. The 1998 option plan is to be administered by our Board or a committee to which the Board delegates its responsibilities. As of July 1, 2009, there were outstanding options to purchase 3,275 shares of common stock granted under the 1998 option plan, all of which were exercisable. The 1998 Stock Option Plan has been frozen and no additional stock options will be awarded pursuant to the plan.

The exercise price of options granted under the 1998 option plan was determined by our Board, but in no event was less than 100% of the Fair Market Value (as defined in the 1998 option plan) of the common stock on the date of grant. Options granted under the 1998 option plan may be exercised during the period set forth in the agreement pursuant to which the options are granted, but in no event more than ten years following grant.

The 1998 Stock Option Plan provides that the number of shares for which outstanding options shall be exercisable, and the exercise price thereof, shall be adjusted upon the happening of stock dividends, stock splits, recapitalizations and certain other capital events regarding our Company or the common stock. Upon any merger, consolidation or combination where shares of common stock are converted into cash, securities or other property, outstanding options shall be converted into the right to receive upon exercise the consideration as would have been payable in exchange for the shares of common stock underlying such options had such options been exercised prior to such event.

Options granted under the 1998 option plan are not transferable by the holders thereof except by the laws of descent and distribution. Our Board has the right to establish such rules and regulations concerning the 1998 option plan and to make such determinations and interpretations of the terms thereof as it deems necessary or advisable.

2001 Stock Option Plan

The RBC Bearings Incorporated (f/k/a Roller Bearing Holding Company, Inc.) 2001 Stock Option Plan was adopted in fiscal 2002 and amended and restated on October 24, 2003. The terms of the 2001 option plan provide for the grant of options to purchase up to 1,008,553 shares of common stock to officers and employees of, and consultants (including members of our Board) to, the Company and our subsidiaries selected by the CEO to participate in the plan. Options granted may be either incentive stock options (under Section 422 of the Internal Revenue Code) or non-qualified stock options. The 2001 option plan, which expires in July 2011, is to be administered by our Board or a committee to which the Board delegates its responsibilities. As of July 1, 2009, there were outstanding options to purchase 107,300 shares of common stock granted under the 2001 option plan, all of which were exercisable. The 2001 Stock Option Plan has been frozen and no additional stock options will be awarded pursuant to the plan.

The exercise price of options granted under the 2001 option plan was determined by the Board, but in no event was less than 100% of the Fair Market Value (as defined in the 2001 option plan) of the common stock on the date of grant. Options granted under the 2001 option plan may be exercised during the period set forth in the agreement pursuant to which the options are granted, but in no event more than ten years following grant.

The 2001 Stock Option Plan provides that the number of shares for which outstanding options shall be exercisable, and the exercise price thereof, shall be adjusted upon the happening of stock dividends, stock splits, recapitalizations and certain other capital events regarding our Company or the common stock. Upon any merger, consolidation or combination where shares of common stock are converted into cash, securities or other property, outstanding options shall be converted into the right to receive upon exercise the consideration as would have been payable in exchange for the shares of common stock underlying such options had such options been exercised prior to such event.

Options granted under the 2001 option plan are not transferable by the holders thereof except (1) by the laws of descent and distribution, (2) transfers to members of any holder’s immediate family (which for purposes of the 2001 option plan shall be limited to the participant’s children, grandchildren and spouse), (3) to one or more trusts for the benefit of such family members, or (4) to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members; provided, that options may be transferred pursuant to sections (2) through (4) hereof only if the option expressly so provides, or as otherwise approved by the Chief Executive Officer or the Board in their discretion. Our Board has the right to establish such rules and regulations concerning the 2001 option plan and to make such determinations and interpretations of the terms thereof as it deems necessary or advisable.

2005 Long-Term Equity Incentive Plan

We adopted our 2005 Long-Term Incentive Plan effective upon the completion of our initial public offering in August 2005. The plan provides for grants of stock options, stock appreciation rights, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

2,239,170 shares of our common stock were authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. Of this amount, 683,502 options were awarded to Mr. Hartnett at the time of our initial public offering in August 2005 at the offering price of $14.50 per share and the remainder was reserved for grants to our employees and directors at the discretion of our Compensation Committee.  During fiscal 2007, the Company issued an additional 335,500 options and 75,675 restricted stock grants. During fiscal 2008 the Company issued an additional 356,200 options and 49,250 restricted stock grants. During fiscal 2009 the Company issued an additional 198,500 options and 43,500 restricted stock grants As of July 1, 2009, the 2005 Long-Term Incentive Plan had 501,550 stock options or other equity awards available for issuance. We may grant shares of restricted stock to our employees and directors in the future under the plan. Our Compensation Committee administers the plan. Our Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan. The terms and conditions of each award made under the plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee.

Stock Options.   Under the plan, the Compensation Committee or the Board may award grants of incentive stock options and other non-qualified stock options. The Compensation Committee also has the authority to grant options that will become fully vested and exercisable automatically upon a change in control. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 10% of the total number of shares authorized under the plan (other than the initial award to Mr. Hartnett discussed above), and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000 determined at the time of grant.

The Compensation Committee will determine the exercise price and term of any option in its discretion, provided that, the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. In the case of any incentive stock option, the option must be exercised within 10 years of the date of grant. The exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of such fair market value on such date and the option must be exercised within five years of the date of grant.

Restricted Stock.   Under the plan, the Compensation Committee may award restricted stock, subject to the conditions and restrictions, and for the duration that it determines in its discretion. All of the 501,550 shares available for issuance are available to be used for restricted stock awards.

Stock Appreciation Rights.   The Compensation Committee may grant stock appreciation rights, or SARs, subject to the terms and conditions contained in the plan. Under the plan, the exercise price of an SAR must equal the fair market value of a share of our common stock on the date the SAR was granted. Upon exercise of a SAR, the grantee will receive an amount in shares of our common stock equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the SAR, multiplied by the number of shares as to which the SAR is exercised.

Performance Awards.   The Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives regarding specified performance criteria, over a specified performance cycle. Awards may include specific dollar-value target awards, performance units, the value of which is established at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other securities.

Amendment and Termination of the Plan.   The Board may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code or any stock exchange or NASDAQ listing requirements. If not previously terminated by the Board, the plan will terminate on the tenth anniversary of its adoption.

On March 29, 2006, we accelerated vesting with respect to all outstanding options and warrants under our existing stock option plans. Such acceleration was approved by our Board. As of July 1, 2009, there were 1,512,277 outstanding stock options, 849,679 of which were exercisable.

The Company does not have an established quantitative formula to determine the number of shares of stock options and/or restricted shares granted to each named executive officer. The grants are based on the Compensation Committee’s subjective evaluation based on an understanding and assessments of each individual named executive officer and a comparison to the competitive market for executive compensation. The factors taken into consideration by the Compensation Committee with respect to grants to named executive officers of stock options and/or restricted shares include the named executive’s responsibilities, experience level, retention risk, tenure, job performance and achievement of short-term and long-term goals.

The Compensation Committee typically reviews approval of equity grants on an annual fiscal year basis. The timing of the meeting is scheduled to allow the Compensation Committee to review prior year performance and assemble all necessary information. Grants are generally scheduled to follow release of earnings for the applicable quarter. The date is not selected or changed to increase the value of stock option awards for executives or directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)		(#)	($)		(#)		($)(1)	(#)	($)
Name	Exercisable	Unexercisable

Michael J.	533,502	-		-	14.50	8/10/2015	-		-	-	-
Hartnett	26,666	13,334	(2)	-	22.66	7/12/2013	-		-	-	-
	20,000	80,000	(3)	-	31.91	2/12/2015	-		-	-	-
	-	100,000	(4)	-	20.37	11/11/2015	-		-	-	-
	-	-		-	-	-	3,334	(15)	53,977	-	-
	-	-		-	-	-	20,000	(16)	323,800	-	-
	-	-		-	-	-	25,000	(17)	404,750	-	-

Daniel A.	12,000	18,000	(5)	-	22.66	7/12/2013	-		-	-	-
Bergeron	4,000	16,000	(6)	-	31.91	2/12/2015	-		-	-	-
	-	20,000	(7)	-	20.37	11/11/2015	-		-	-	-
	-	-		-	-	-	3,000	(18)	48,570	-	-
	-	-		-	-	-	2,400	(19)	38,856	-	-
	-	-		-	-	-	3,000	(20)	48,570	-	-

Thomas C.	12,500	-		-	12.00	7/1/2012	-		-	-	-
Crainer	8,000	12,000	(8)	-	22.66	7/12/2013	-		-	-	-
	5,000	20,000	(9)	-	31.91	2/12/2015	-		-	-	-
	-	25,000	(10)	-	20.37	11/11/2015	-		-	-	-
	-	-		-	-	-	3,000	(18)	48,570	-	-
	-	-		-	-	-	2,400	(19)	38,856	-	-
	-	-		-	-	-	3,000	(20)	48,570	-	-

Richard J.	7,500	-		-	8.00	3/19/2014	-		-	-	-
Edwards	12,500	-		-	12.00	7/1/2012	-		-	-	-
	8,000	12,000	(8)	-	22.66	7/12/2013	-		-	-	-
	2,400	9,600	(11)	-	31.91	2/12/2015	-		-	-	-
	-	20,000	(7)	-	20.37	11/11/2015	-		-	-	-
	-	-		-	-	-	3,000	(18)	48,570	-	-
	-	-		-	-	-	1,600	(21)	25,904	-	-
	-	-		-	-	-	3,000	(20)	48,570	-	-

Thomas J.	16,666	8,334	(12)	-	22.66	7/12/2013	-		-	-	-
Williams	2,000	8,000	(13)	-	31.91	2/12/2015	-		-	-	-
	-	10,000	(14)	-	20.37	11/11/2015	-		-	-	-
	-	-		-	-	-	1,500	(22)	24,285	-	-
	-	-		-

(1)
These amounts are based on a price per share of $16.19, the closing sales price for a share of our common stock on the last business day of fiscal 2009 (March 27, 2009) as quoted by the Nasdaq National Market.

(2)	These options vest on July 12, 2009.
(3)	These options vest as follows: 20,000 on February 12, 2010, 20,000 on February 12, 2011, 20,000 on February 12, 2012 and 20,000 on February 12, 2013.
(4)	These options vest as follows: 33,333 on November 11, 2009, 33,333 on November 11, 2010, and 33,334 on November 11, 2011.
(5)	These options vest as follows: 6,000 on July 12, 2009, 6,000 on July 12, 2010 and 6,000 on July 12, 2011.
(6)	These options vest as follows: 4,000 on February 12, 2010, 4,000 on February 12, 2011, 4,000 on February 12, 2012, and 4,000 on February 12, 2013.
(7)	These options vest as follows: 6,666 on November 11, 2009, 6,667 on November 11, 2010, and 6,667 on November 11, 2011.
(8)	These options vest as follows: 4,000 on July 12, 2009, 4,000 on July 12, 2010 and 4,000 on July 12, 2011.
(9)	These options vest as follows: 5,000 on February 12, 2010, 5,000 on February 12, 2011, 5,000 on February 12, 2012, and 5,000 on February 12, 2013.
(10)	These options vest as follows: 8,333 on November 11, 2009, 8,333 on November 11, 2010, and 8,334 on November 11, 2011.
(11)	These options vest as follows: 2,400 on February 12, 2010, 2,400 on February 12, 2011, 2,400 on February 12, 2012, and 2,400 on February 12, 2013.
(12)	These options vest on July 12, 2009.
(13)	These options vest as follows: 2,000 on February 12, 2010, 2,000 on February 12, 2011, 2,000 on February 12, 2012, and 2,000 on February 12, 2013,
(14)	These options vest as follows: 3,333 on November 11, 2009, 3,333 on November 11, 2010, and 3,334 on November 11, 2011.
(15)	These restricted stock awards vest on July 12, 2009.
(16)	These restricted stock awards vest as follows: 5,000 on February 12, 2010, 5,000 on February 12, 2011, 5,000 on February 12, 2012, and 5,000 on February 12, 2013.
(17)	These restricted stock awards vest as follows: 8,333 on November 11, 2009, 8,333 on November 11, 2010, and 8,334 on November 11, 2011.
(18)	These restricted stock awards vest as follows: 1,000 on July 12, 2009, 1,000 on July 12, 2010 and 1,000 on July 12, 2011.
(19)	These restricted stock awards vest as follows: 600 on February 12, 2010, 600 on February 12, 2011, 600 on February 12, 2012, and 600 on February 12, 2013.
(20)	These restricted stock awards vest as follows: 1,000 on November 11, 2009, 1,000 on November 11, 2010, and 1,000 on November 11, 2011.
(21)	These restricted stock awards vest as follows: 400 on February 12, 2010, 400 on February 12, 2011, 400 on February 12, 2012, and 400 on February 12, 2013.
(22)	These restricted stock awards vest as follows: 500 on November 11, 2009, 500 on November 11, 2010, and 500 on November 11, 2011.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)(1)

Michael J. Hartnett	-	-	8,333	190,740

Daniel A. Bergeron	-	-	1,600	40,998

Thomas C. Crainer	-	-	1,600	40,998

Richard J. Edwards	-	-	1,400	37,392

Thomas J. Williams	-	-	-	-

(1)	The fair market value was based on the closing price of our common stock on the date of vesting.

NON-QUALIFIED DEFERRED COMPENSATION

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Name	($)(1)	($)(2)	($)(3)	($)	($)

Michael J. Hartnett	-	-	19,084	-	1,109,366

Daniel A. Bergeron	27,209	12,024	(29,048)	-	88,625

Thomas C. Crainer	26,714	11,870	(88,889)	-	212,736

Richard J. Edwards	14,417	6,188	(38,545)	-	124,523

Thomas J. Williams	2,438	-	(24,892)	-	49,187

(1)
These amounts represent contributions made by such person to the Supplemental Executive Retirement Plan. These amounts are included in the “Salary” column for each individual in the Summary Compensation Table.

(2)
These amounts represent contributions made by the Company to the Supplemental Executive Retirement Plan. These amounts are included in the “All Other Compensation” column for each individual in the Summary Compensation Table.

(3)	These amounts consist of appreciation (depreciation) and earnings (loss) on such individual’s account under the Supplemental Executive Retirement Plan.

Supplemental Retirement Plan

Effective September 1, 1996, we adopted a non-qualified supplemental retirement plan, or SERP, for a select group of executive officers and management employees designated by our Chief Executive Officer. The SERP allows eligible employees to elect to defer until termination of their employment the receipt of up to 25% of their current salary. Until January 1, 2009 when the Company match was suspended, the Company made contributions equal to the lesser of 50% of the deferrals or 3.5% of the employee’s annual salary, which vest in full after three years of service following the effective date of the SERP. The SERP was amended in August 2008, allowing eligible employees to defer up to 75% of their current salary and up to 100% of bonus compensation. Also, the vesting period was reduced to one year of service.

The Company contributions will be evaluated in the future for reinstatement based on economic conditions. Accounts are paid, either in a lump sum or installments, upon retirement, death or termination of employment. Accounts are generally payable from our general assets. Employees’ rights to receive payments are subject to the rights of our creditors.

POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL OR TERMINATION

 The table below summarizes the executive benefits and payments that would have been due to the Chief Executive Officer and other executive officers upon termination in connection with a change-in-control or termination of employment occurring on March 28, 2009. Except for the change-in-control provision contained in the employment agreement with Michael J. Hartnett, the Company has not entered into change-in-control compensation agreements with any other executive officer. The restricted stock grants and stock options owned by Michael J. Hartnett and the other executive officers, however, contain change-in-control provisions. The restricted stock and stock options grants provide that if a Holder ceases to be an employee because he or she is terminated without cause (as defined in the 2005 Long-Term Incentive Plan) within 18 months after a change-in-control (as defined in the 2005 Long-Term Incentive Plan), all then unvested restricted stock grants and stock options shall vest on the date the Holder ceases to be an employee. In addition, if there is a change-in-control of the Company or similar event, the Compensation Committee may, in its discretion, provide for the lapsing of restrictions on a participant’s restricted stock grant and the vesting of stock options on such terms and conditions as it deems appropriate. The table below assumes that the change-in-control provisions applicable to the restricted stock grants and stock options are applicable and that all executive officer unvested restricted stock and stock options vest on March 28, 2009 as a result of the change-in-control.

CHANGE IN CONTROL

Benefits and Payments Upon Change-in-Control	Named Executive Officers
	Michael J. Hartnett (1)	Daniel A. Bergeron	Thomas C. Crainer	Richard J. Edwards	Thomas J. Williams
Base salary	$885,725	$-	$-	$-	$-
Incentive bonus payments (2)	691,785	-	-	-	-
Other payments	4,639	-	-	-	-
Stock options vested and value upon termination (3)	-	-	-	-	-
Restricted stock vested and value upon termination (4)	782,527	135,996	135,996	123,044	24,285
Total	$2,364,676	$135,996	$135,996	$123,044	$24,285

(1)
On July 1, 2005, the Company entered into an employment agreement with Michael J. Hartnett, in connection with his appointment as President and CEO of the Company.  A copy of the agreement is filed as Exhibit 10.19 to Amendment No. 4 to the Form S-1 Registration Statement dated August 8, 2005. The employment agreement with Michael J. Hartnett provides that in the event of his termination of employment due to a change-in-control of the Company, he will generally be entitled to payment of his base salary for the remainder of the term of the employment agreement which ends July 1, 2010, plus a pro rata portion of his annual bonus for the fiscal year of the Company during which the termination occurs and the continuation of certain benefits set forth in his employment agreement until July 1, 2010.

(2)	The actual amount of the incentive bonus payment is not specified in the employment agreement and is assumed to be equal to 100% of base salary for the applicable fiscal year.
(3)
It is assumed that all unvested stock options granted to the named executive officers would vest upon a change-in-control as a result of the Compensation Committee exercising its discretion to so vest.

(4)
It is assumed that all restrictions associated with restricted stock grants would lapse upon a change of control as a result of the Compensation Committee exercising its discretion to eliminate such restrictions.

TERMINATION

 The following summarizes executive benefits and payments that would have been due the Chief Executive Officer upon termination of employment occurring on March 28, 2009 described below.

Benefits and Payments Upon Termination	Named Executive Officer

Michael J. Hartnett (1)
Death or Disability/Without Cause (1)
Base salary	$885,725
Incentive bonus payments	691,785
Other payments	4,639
Stock options vested and value upon termination (2)	-
Restricted stock vested and value upon termination (3)	782,527
Total	$2,364,676

With Cause (4)
Base salary	$345,893
Other Payments	7,424
Total	$353,317

(1)
The employment agreement with Michael J. Hartnett provides that in the event of his termination of employment due to his death or disability, or without cause, he will generally be entitled to payment of his base salary for two years following the date of his death or disability, plus a pro rata portion of his annual bonus for the fiscal year of the Company during which the termination occurs.  In addition, in the event of his termination of employment due to his disability, or without cause, he is entitled to the continuation of certain benefits set forth in his employment agreement until July 1, 2010.

(2)
It is assumed that all unvested stock options granted to Michael J. Hartnett would vest upon his death or disability. In accordance with the terms of the 2005 Long Term Incentive Plan, the Compensation Committee may, in its discretion, provide for the vesting of a participant’s options on such terms and conditions as it deems appropriate in the event of an employee’s death or disability.

(3)
It is assumed that all restrictions associated with restricted stock grants would lapse upon his death or disability. In accordance with the terms of the 2005 Long Term Incentive Plan, the Compensation Committee may, in its discretion, provide for the lapsing of restrictions on a participant’s restricted stock on such terms and conditions as it deems appropriate in the event of an employee’s death or disability.

(4)
The employment agreement with Michael J. Hartnett provides that in the event of his termination of employment with cause, he will generally be entitled to payment of his base salary in addition to being entitled to the continuation of all certain benefits set forth in his employment agreement for six months following the date of his termination of employment.

401(k) Plan

We maintain the Roller Bearing Company of America 401(k) Retirement Plan, or the 401(k) Plan, a plan established pursuant to Section 401(k) of the Internal Revenue Code, for the benefit of our non-union employees. All non-union employees who have completed six months of service with us are entitled to participate. Subject to various limits, employees are entitled to defer up to 25% of their annual salary on a pre-tax basis and up to an additional 10% of their annual salary on an after-tax basis.

Effective April 3, 2004, we set matching contributions to our 401(k) Plan at a rate of 25% of an employee’s pre-tax contribution up to 4% of annual salary. Effective June 1, 2007, we increased the matching contributions to our 401(k) Plan at a rate of 30% of an employee’s pre-tax contribution up to 6% of annual salary. These employee matching contributions were suspended by the Company on January 1, 2009 and will be evaluated in the future for reinstatement based on economic conditions.

 We also maintain a 401(k) plan for non-union employees at our Bremen MBC facility. These employee matching contributions were suspended by the Company on January 1, 2009 and will be evaluated in the future for reinstatement based on economic conditions. We also maintain three 401(k) plans for our union employees. Subject to various limits, union employees are entitled to defer up to 25% of their annual salary on a pre-tax basis. We make employer contributions (matching and, in some cases, non-elective contributions) based on requirements in applicable collective bargaining agreements.

Equity Compensation Plan Information

 The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of July 1, 2009, including the Company’s 1998 Stock Option Plan, 2001 Stock Option Plan and the 2005 Long Term Incentive Plan. The Company purchases shares on the open market for issuance under its various equity plans thus minimizing any dilutive effect of such plans.

	Equity Compensation Plan Information
	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)
Equity compensation plans approved by shareholders	1,512,277	(1)		501,550	(2)

(1)	The Company does not have equity compensation plans which have not been approved by the Company’s shareholders.
(2)	Applies to the 2005 Long Term Incentive Plan only as no further equity grants may be made under the 1998 Stock Option Plan and 2001 Stock Option Plan.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Ernst & Young LLP for fiscal 2008 and fiscal 2009.

	Fiscal Year
Fee Category	March 29, 2008	March 28, 2009
Audit Fees	$959,482	$1,005,056
Audit-Related Fees	21,500	10,000
Tax Fees	114,000	23,000
Total Fees	$1,094,982	$1,038,056

 Audit Fees:   Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees:   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees:   Consists principally of fees for services provided in connection with worldwide tax planning and compliance services, expatriate tax services, and assistance with tax audits and appeals.

All Other Fees:   Consists of fees for services other than those reported above.

All audit, audit-related and tax services performed by Ernst & Young LLP in fiscal 2009 were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved. Additionally, the Audit Committee must pre-approve any non-audit services to be provided to the Company by the independent auditor. The policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

MATTERS RELATING TO AUDITORS

Audit Committee Report

The Audit Committee of the Board has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed the consolidated financial statements of the Company for fiscal 2009 with Ernst & Young LLP, the Company’s independent auditors for fiscal 2009, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent public accounting firm’s report on management’s assessment of and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 “Independence Discussion with Audit Committees” and has discussed with Ernst & Young LLP its independence and has considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining Ernst & Young LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 28, 2009 for filing with the SEC. The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditor for fiscal 2010.

Respectfully submitted,

The Audit Committee of the Board of Directors of RBC Bearings Incorporated

Dr. Thomas J. O’Brien
Dr. Amir Faghri
Alan B. Levine

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2010 MEETING

Stockholder proposals intended for inclusion in the Company’s proxy statement relating to the next annual meeting in 2010 must be received by the Company no later than March 29, 2010. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Under the Company’s by-laws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at the Company’s regularly scheduled annual meeting of stockholders to be held in 2010, must be received by the Company not less than 60 days nor more than 90 days prior to the meeting;  provided, however, that in the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made. Such proposals must also comply with the procedures outlined in the Company’s by-laws, a copy of which is available upon request from the Corporate Secretary, RBC Bearings Incorporated, One Tribology Center, Oxford, CT 06478.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. In addition, our by-laws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, a stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Company evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. The Company has established through its Nominating and Corporate Governance Committee selection criteria that identify desirable skills and experience for prospective Board members, including consideration of the potential candidate’s qualification as independent, as well as consideration of diversity, age, skills, expertise and experience in the context of the Board and other criteria determined by the Nominating and Corporate Governance Committee from time to time.

ADDITIONAL INFORMATION

The Company will bear the cost of the annual meeting and the cost of this proxy solicitation, including mailing costs. In addition to solicitation by mail, directors, officers, and regular employees of the Company may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services. The Company has not retained a proxy solicitor to assist in this solicitation. The Company also will reimburse, upon request, all brokers and other persons holding shares of common stock for the benefit of others for their reasonable expenses in forwarding the Company’s proxy materials and any accompanying materials to the beneficial owners of the Company’s common stock and in obtaining authorization from beneficial owners to give proxies.

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. If, however, any other matter properly comes before the annual meeting, the individuals named in the proxy solicited by the Board intend to vote on it on behalf of the stockholders they represent in the manner they consider appropriate.

By order of the Board of Directors,

Corporate Secretary

Dated: July 27, 2009

Appendix A

Directions To:

The Crowne Plaza
 1284 Strongtown Road
 Southbury, CT 06488

Connecticut I-84 East or West to exit 16.
 Go right at the end of the exit onto Strongtown Road.
 Hotel is 0.25 miles on the right.

RBC BEARINGS INCORPORATED
 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE FOR DIRECTOR NAMED IN PROPOSAL 1 AND A VOTE “FOR” PROPOSAL 2 AS SET FORTH BELOW.

1. To elect the following nominee as a director of the Company, for a three-year term ending in 2012.

Nominee: Dr. Thomas O’Brien
For	Withhold
☐	☐

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2010.
For	Against	Abstain
☐	☐	☐

This proxy will be voted in the manner directed herein by the undersigned.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Receipt of the Notice of 2009 Annual Meeting of Shareholders and accompanying Proxy Statement, together with the Annual Report is hereby acknowledged.

IMPORTANT—PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature of Shareholder	Date:
Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When  shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

/\   FOLD AND DETACH HERE   /\

YOUR VOTE IS IMPORTANT!
 PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE
 ENVELOPE PROVIDED AS SOON AS POSSIBLE.

7248—RBC Bearings Incorporated

PROXY	RBC BEARINGS INCORPORATED	PROXY

PROXY FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of RBC Bearings Incorporated, a Delaware corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Michael J. Hartnett, Daniel A. Bergeron and Thomas J. Williams, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2009 Annual Meeting of Shareholders of the Company to be held on September 9, 2009 at 9:00 a.m., local time, at The Crowne Plaza, 1284 Strongtown Road, Southbury, Connecticut 06488, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

COMMENTS/ADDRESS CHANGE:

PLEASE DATE, SIGN AND MAIL YOUR PROXY
 CARD IN THE ENVELOPE PROVIDED AS SOON AS
 POSSIBLE

(Continued and to be signed on reverse side.)

7248—RBC Bearings Incorporated